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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated April 30, 1996, on our audits of the financial statements of Scopus Technology, Inc. and subsidiaries and of our report dated April 30, 1996, on our audit of the financial statement schedule of the Company. We also consent to the reference to our firm under the caption "Experts."

                                         /s/ Coopers & Lybrand L.L.P.

San Francisco, California

November 7, 1996